Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 14, 2011 with respect to the balance sheet of Atlas Resource Partners, L.P. contained in the Registration Statement on Form 10 (File No. 001-35317), filed on February 14, 2012, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

March 13, 2012